UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry Into a Material Definitive Agreement.

On May 19, 2023, PARTS iD, Inc., a Delaware corporation (the “Company”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to issue and sell to certain investors (the “Purchasers”), in a private placement, (i) unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $1,000,000 and (ii) an aggregate of 2,083,333 warrants to purchase shares of the Company’s Class A common stock (the “Common Stock”), at an exercise price of $0.48 per share (the “Warrants”). Lev Peker, the Chief Executive Officer and a director of the Company, purchased an aggregate principal amount of $750,000 of Convertible Notes and received an aggregate of 1,562,500 Warrants in this offering. All of the disinterested directors of the Company’s Board of Directors, as well as the disinterested directors of the Audit Committee, reviewed and approved the terms of the Purchase Agreement, Convertible Notes and Warrants.

The Convertible Notes accrue interest at 7.75% per annum, compounded semi-annually. The Convertible Notes mature on May 19, 2025 (the “Maturity Date”). Effective on the Maturity Date, if the Convertible Notes have not otherwise been repaid by the Company in accordance with the terms and conditions set forth therein, then at the option of the Purchasers, the outstanding balance of the Convertible Notes (including any accrued but unpaid interest thereon) (the “Note Amounts”) shall convert into that number of fully paid and nonassessable shares of the Company’s Common Stock at a conversion price equal to the respective Note Amount (as defined in the Convertible Note) divided by the Conversion Price (as defined in the Convertible Note). The Company may prepay the Note Amounts at any time prior to the Maturity Date.

The Convertible Notes are strictly subordinated to the (i) senior secured indebtedness incurred or owed by the Company pursuant to that certain Loan and Security Agreement, dated as of October 21, 2022, by and among the Company, its subsidiary PARTS iD, LLC, a Delaware limited liability company and JGB Collateral, LLC, a Delaware limited liability company, in its capacity as collateral agent and the several financial institutions or entities that from time to time become parties thereto, as amended by that certain Amendment to Loan and Security Agreement, dated as of February 22, 2023 (the “Loan Agreement”); and (ii) Permitted Litigation Indebtedness (as defined in the Loan Agreement).

The Warrants will expire after 5 years from the date of issuance and may not be exercised on a cashless basis. The Warrants provide that a holder of Warrants will not have the right to exercise any portion of its Warrants, if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 4.99%, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%; provided that any holder of the Warrants that beneficially owns in excess of 19.99% of the number of shares of the Common Stock outstanding on the issuance date of the Warrants shall not be subject to the Beneficial Ownership Limitation.

The foregoing description is only a summary of the terms of the Purchase Agreement, Convertible Notes and Warrants and it is qualified in its entirety by reference to the full text of the Purchase Agreement, form of Convertible Note and form of Warrant, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

The Company intends to use the proceeds from the issuance of the Convertible Notes and the Warrants for working capital purposes and the repayment of current indebtedness.

The Convertible Notes and the Warrants were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Note and Warrant Purchase Agreement, dated as of May 19, 2023, by and between the Company and the Purchasers party thereto.
10.2	Form of Unsecured Convertible Promissory Note, dated May 19, 2023.
10.3	Form of Common Stock Purchase Warrant, dated May 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: May 22, 2023	By:	/s/ John Pendleton
		Name:	John Pendleton
Executive Vice President, Legal & Corporate Affairs

2